Exhibit 99.1
ADAMS RESPIRATORY THERAPEUTICS ANNOUNCES ORGANIZATIONAL CHANGES
Names Robert D. Casale, Chief Operating Officer; and
David P. Becker, Chief Financial and Administrative Officer and Treasurer
CHESTER, N.J. (Oct. 31, 2006) — Adams Respiratory Therapeutics, Inc. (NASDAQ: ARxT) today announced two senior executive appointments in conjunction with a reorganization of its executive management team. These changes are designed to strengthen the Company’s corporate management structure and enhance its ability to fulfill its short and longer-term business objectives.
Effective Oct. 25, 2006, Robert D. Casale is promoted to chief operating officer from executive vice president, chief marketing and development officer; and David P. Becker is promoted to chief financial and administrative officer and treasurer from executive vice president, chief financial officer and treasurer. These two newly-created positions report directly to Michael J. Valentino, president and CEO.
In addition, Adams has reorganized its executive management team, broadening its composition from eight to 15 members, representing the key functional areas of the Company. The purpose of the new Business Operations Team is to provide for greater cross-functional participation, collaboration and strategic decision making across the organization.
“I am very pleased to announce these promotions and recognize the strong leadership that exists at Adams,” said Michael J. Valentino, president and CEO. “Furthermore, I believe the new cross-functional management structure will strengthen the organization and provide a solid foundation for us to pursue strategic initiatives and drive our business forward,” Valentino added.
In his new role as chief operating officer, Casale will be in charge of Adams’ professional and retail sales and regulatory and legal affairs, in addition to his previous responsibilities which include marketing, business development, and research and development. Casale joined Adams in March 2004 as vice president, business development and consumer marketing, and was named executive vice president, chief marketing and development officer in May 2005. Prior to joining Adams, he served in a variety of key leadership capacities at the former Warner-Lambert Company and Pfizer. Casale received his bachelor’s degree in business administration and English from Rutgers College in 1980 and a J.D., with honors, from the Rutgers School of Law in 1983.

As chief financial and administrative officer and treasurer, Becker will add human resources and product manufacturing to his scope of responsibilities which already include finance, information technology as well as investor relations and corporate communications. He joined Adams in October 2000, as chief financial officer, treasurer and secretary, and was promoted to executive vice president, chief financial officer and treasurer in May 2005. Previously, Becker held various positions of increasing responsibility at Ernst & Young LLP and Rx-America LLC, a pharmacy benefit management and mail-service pharmacy operation. Becker earned a B.S. degree in accounting in 1990 from the University of Southern Mississippi.
Continuing to report to the office of the CEO is Walter E. Riehemann, executive vice president, general counsel, chief compliance officer and secretary.
About Adams Respiratory Therapeutics, Inc.
Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.
Forward-Looking Statements
This press release contains certain “forward-looking” statements, including Adams’ ability to strengthen its organization and corporate management, to improve collaboration and strategic decision-making and to pursue strategic initiatives and achieve business objectives. Such forward-looking statements can be identified by the words “designed,” “believe,” and similar expressions and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, among others, Adams’ ability to retain or recruit key personnel and other risk factors set forth under Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this press release.
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Investor/Media Contact: Janet M. Barth (908) 879-2428
Source: Adams Respiratory Therapeutics, Inc.